UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2013 (December 9, 2013)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.

Tenneco Inc. furnished a notice to participants in the Tenneco Inc. 401(k) Retirement Savings Plan (the “Plan”), informing them that there will be a temporary “blackout period” that will apply to the Plan due to the Plan’s conversion to a new administrator. The notice stated that, during the blackout period, Plan participants will be unable to direct or diversify investments in their individual accounts, or obtain a loan, withdrawal or distribution from the Plan. The notice further stated that the blackout period will be in effect beginning at 1:00 p.m. Eastern time on December 24, 2013 and is expected to end during the week of January 12, 2014.

In connection with the foregoing, on December 9, 2013, the company sent a notice to its directors and executive officers informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, during the blackout period each of them is prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity securities of Tenneco Inc. (or derivatives thereof) acquired in connection with his or her service or employment as a director or executive officer. The notice to directors and executive officers is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

During the blackout period and for a period of two years after the ending date thereof, a security holder of Tenneco Inc. or other interested person may obtain, without charge, information regarding the actual beginning and ending dates of the blackout period, by contacting the office of the General Counsel of Tenneco Inc. by telephone at (847) 482-5000 or by mail at Tenneco Inc., 500 N. Field Drive, Lake Forest, Illinois 60045.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Notice to directors and executive officers dated December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: December 9, 2013	By:	/s/ James D. Harrington

James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary